                                                                  Exhibit (h.15)

                             AMENDMENT NO. 2 TO THE
                             PARTICIPATION AGREEMENT
                                      Among
                             WANGER ADVISORS TRUST,
                         LIBERTY FUNDS DISTRIBUTOR, INC.
                                       and
                       TRANSAMEKICA LIFE INSURANCE COMPANY

     This Amendment No. 2 is incorporated in and made a part of the Participation Agreement made and entered into as of the l/st/ day of May, 2002, by and among TRANSAMERICA LIFE INSURANCE COMPANY, (hereinafter the "Company"), an Iowa corporation, on its own behalf and on behalf of each segregated asset account of the Company set forth on Schedule A hereto as may be amended from time to time (each such account hereinafter referred to as the "Account"), and the WANGER ADVISORS TRUST, a business trust organized under the laws of Massachusetts (hereinafter the "Trust") and LIBERTY FUNDS DISTRIBUTOR, INC. (hereinafter the "Underwriter"), a Massachusetts corporation. The Agreement is amended as follows:

     1. Schedule A of the Agreement is hereby deleted in its entirety and replaced with the Schedule A attached hereto.

     All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

     IN WITNESS WHEREOF, each of the parties hereto have caused their duly authorized officers to execute this Agreement as of December 1, 2003:


                                          Company:
                                          TRANSAMERICA LIFE INSURANCE COMPANY
                                          By its authorized officer,


                                            By: /s/ John K. Carter
                                            Name:   John K. Carter
                                            Title:  Assistant Secretary

                                          Trust:
                                          WANGER ADVISORS TRUST
                                          By its authorized officer,


                                            By:  /s/ Vincent Pietropaolo
                                            Name:    Vincent Pietropaolo
                                            Title:   Assistant Secretary


                                            By:  /s/ Lewis E. Antone,
                                            Name:    Lewis E. Antone,
                                            Title:   Vice President

                                          Underwriter:
                                          LIBERTY FUNDS DISTRIBUTOR, INC.
                                          By its authorized officer,


                                            By:  /s/ Lewis E. Antone, Jr.
                                            Name:    Lewis E. Antone, Jr.
                                            Title:   Vice President

                                   SCHEDULE A

            Separate Accounts, Associated Contracts, and Portfolios

--------------------------------------------------------------------------------
 Name of Separate Account         Policies Funded       Portfolio(s) Available
and Date Established by the   by the Separate Accounts    Under the Policies
     Board of Trustees
--------------------------------------------------------------------------------
  Separate Account VA F          AV721 101 149 1001        Wanger U.S. Smaller
       May 15, 2000           Under the Marketing Name          Companies
                              "Premier Asset Builder
                                 Variable Annuity"
--------------------------------------------------------------------------------
  Separate Account VA P          AV721 101 149 1001        Wanger U.S. Smaller
    November 26, 2001         Flexible Premium Variable         Companies
                               Annuity - A Under the
                                   Marketing Name
                             "Transamerica Opportunity
                                     Builder"
--------------------------------------------------------------------------------
  Separate Account VA Q          AV864 101 165 103         Wanger U.S. Smaller
    November 26, 2001         Flexible Premium Variable         Companies
                                    Annuity - B
--------------------------------------------------------------------------------
  Separate Account VA S          AV865 101 167 103        Wanger U.S. Smaller
    November 26, 2001         Flexible Premium Variable         Companies
                               Annuity - D Under the
                                   Marketing Name
                               "Huntington Allstar
                                       Select"
--------------------------------------------------------------------------------